As filed with the Securities and Exchange Commission on December 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NIP Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Rosenlundsgatan 31 11 863 Stockholm Sweden +46 8133700
(Address of Principal Executive Offices)

2024 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (212) 947-7200
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mario Yau Kwan Ho Co-Chief Executive Officer NIP Group Inc. Rosenlundsgatan 31 11 863 Stockholm Sweden +46 8133700	Steve Lin, Esq. Han Kun Law Offices LLP Rooms 4301-10, 43/F., Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 2820 5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the 2024 Share Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(a)	The Registrant’s registration statement on Form F-1 (File No. 333-280135), as amended, initially filed with the Commission on June 12, 2024, and the final prospectus related thereto dated July 25, 2024, filed with the Commission on July 26, 2024 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (“Securities Act”); and

(b)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-42160) filed with the Commission on July 5, 2024 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment and report subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

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ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s eighth amended and restated memorandum and articles of association provide for indemnification of directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1 (File No. 333-280135), as amended, the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Eighth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently effective (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-280135), as amended, initially filed with the Securities and Exchange Commission on June 12, 2024)

4.2*	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-280135), as amended, initially filed with the Securities and Exchange Commission on June 12, 2024)

5.1*	Opinion of Carey Olsen Singapore LLP

10.1	2024 Share Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-280135), as amended, initially filed with the Securities and Exchange Commission on June 12, 2024)

23.1*	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)

23.2*	Consent of Marcum Asia CPAs, LLP, an independent registered public accounting firm for the Registrant

23.3*	Consent of Marcum Asia CPAs, LLP, an independent registered public accounting firm for Ninjas in Pyjamas Gaming AB

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on December 31, 2024.

NIP Group Inc.

By:	/s/ Mario Yau Kwan Ho
Name:	Mario Yau Kwan Ho
Title:	Co-Chief Executive Officer

By:	/s/ Hicham Chahine
Name:	Hicham Chahine
Title:	Co-Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mario Yau Kwan Ho and Hicham Chahine, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 31, 2024.

Signature	Title

/s/ Mario Yau Kwan Ho	Chairman and Co-Chief Executive Officer
Mario Yau Kwan Ho	(Principal Executive Officer)

/s/ Hicham Chahine	Director and Co-Chief Executive Officer
Hicham Chahine

/s/ Liwei Sun	Director and President
Liwei Sun

/s/ Yanjun Xu	Director and Financial Director
Yanjun Xu

/s/ Felix Granander	Director
Felix Granander

/s/ Carter Jack Feldman	Independent Director
Carter Jack Feldman

/s/ King R.H. Harris	Independent Director
King R.H. Harris

/s/ Zhiyong Li	Chief Financial Officer
Zhiyong Li	(Principal Financial and Accounting Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NIP Group Inc., has signed this registration statement or amendment thereto in New York, New York on December 31, 2024.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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